CERTIFICATIONS

                                                                    Exhibit 32.1

I, Steven V. Lant, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q of CH Energy Group, Inc. and Central Hudson Gas & Electric Corporation (the "Companies") for the period ended September 30, 2004 (the "Periodic Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: November 8, 2004


                                           /s/ Steven V. Lant
                           ---------------------------------------------------

                                             Steven V. Lant
                                  Chairman of the Board, President and
                            Chief Executive Officer of CH Energy Group, Inc.


                                           /s/ Steven V. Lant
                           ---------------------------------------------------
                                             Steven V. Lant
                            Chairman of the Board and Chief Executive Officer
                              of Central Hudson Gas & Electric Corporation

[A signed original of this written statement required by Section 906 has been provided to CH Energy Group, Inc. and to Central Hudson Gas & Electric Corporation and will be retained by CH Energy Group, Inc. and Central Hudson Gas & Electric Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]


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